UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): October 29, 2023

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreement for Software License and Development

On October 29, 2023, FOXO Technologies Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with KR8 AI Inc. (“KR8”), pursuant to which KR8 granted the Company a provisional exclusive license (the “License”) to use KR8’s KR8 AI Eco System and iOS/Android app to develop one or more consumer health, wellness and longevity apps. The Letter Agreement limits the distribution of any such apps to consumers in North America. The Letter Agreement provides that KR8 will grant the Company a non-provisional exclusive License with a perpetual term upon the parties’ signing of a definitive license agreement.

Pursuant to the Letter Agreement, the Company agreed to pay KR8 an initial license and development fee of $2,500,000, with $1,500,000 to be paid in cash in agreed upon monthly increments and the remaining $1,000,000 to be paid in the Company’s Class A common stock, $0.0001 par value (“Common Stock”), at 102% of the closing price of the Common Stock on the date of the definitive agreement, subject to the authorization of NYSE American, provided that, (i) with the consent of KR8, portions of the cash fee may be paid in shares of Common Stock and (ii) for so long as the Common Stock is listed on a major exchange, commencing July 1, 2024, if the average trading volume exceeds $50,000 per day for an agreed upon period, up to a third of any monthly fee may be paid in shares of Common Stock.

In addition to the license and development fee, the Company agreed to pay KR8 a royalty of 15% of product subscriber revenues, with a minimum annual royalty to be agreed upon by the parties. If the royalty paid in respect of any year is less than the applicable minimum, the License will become non-exclusive; the Company will have the option to maintain exclusivity by paying the shortfall.

Pursuant to the Letter Agreement, KR8 will provide ongoing support and maintenance for a monthly fee of $50,000. In addition, KR8 will assist with the development of any apps. The Company will pay KR8 110% of its out-of-pocket costs in providing development services; provided that the first $50,000 due for development services any month will be deemed satisfied by payment of the monthly maintenance fee.

Pursuant to the Letter Agreement, KR8 will own all rights to intellectual property produced solely by KR8 in performing under the License, provided that the Company will have the right to use such property pursuant to the License. The Company will own all rights to intellectual property in the form of both sample meta-data and paired molecular data collected including research results and biomarkers produced solely by the Company utilized in KR8’s products, including without limitation the raw and processed epigenetic data, provided KR8 will have the right to use such property pursuant to the License. The Company and KR8 will jointly own all rights to intellectual property produced jointly.

Pursuant to the Letter Agreement, the parties agreed to promptly negotiate and enter into a definitive license agreement containing the terms described in the Letter Agreement and such other customary terms and conditions, including among others, scope and timing of deliverables, use restrictions, terms with respect to confidentiality, indemnification, insurance, choice of law and forum, conditions of default, rights and remedies upon a default, warranties and limitations of liability. If the parties fail to enter into a definitive license agreement prior to November 15, 2023, each party’s remedy will be limited to commencing an arbitration to determine all issues not agreed upon. If the arbitrators fail to provide a remedy with respect to each issue raised, the parties will nevertheless be obligated to perform as set forth in the Letter Agreement, subject to such rights of termination as may be agreed upon in a license agreement.

Mark White, the Interim Chief Executive Officer of the Company and a director of the Company, is KR8’s President. Martin Ward, the Interim Chief Financial Officer of the Company, is KR8’s Chief Financial Officer. Mr. White and Mr. Ward each beneficially owns more than 5% of the common stock of KR8.

The foregoing description of the Letter Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on September 20, 2022, the Company issued to certain investors 15% Senior Promissory Notes (the “PIK Notes”) in an aggregate principal amount of $3,457,500, each with a maturity date of April 1, 2024 (the “Maturity Date”). Pursuant to the terms of the PIK Notes, commencing on November 1, 2023, and on each one month anniversary thereof, the Company is required to pay the holders of the PIK Notes an equal amount until their outstanding principal balance has been paid in full on the Maturity Date, or, if earlier, upon acceleration or prepayment of the PIK Notes in accordance with their terms. The Company failed to make the payments due on November 1, 2023, which constitutes an event of default under the PIK Notes.

As a result of this event of default, the interest rate of the PIK Notes increased from 15% per annum (compounded quarterly on each December 20, March 20, June 20 and September 20) to 22% per annum (compounded annually and computed on the basis of a 360-day year). In addition, the holders of the PIK Notes may, among other remedies, accelerate the Maturity Date and declare all indebtedness under the PIK Notes due and payable at 130% of the outstanding principal balance.

Given the Company’s current cash constraints, the Company is currently in discussions with the holders of the PIK Notes with respect to certain amendments to the PIK Notes to cure the event of default; however, there can be no assurance that the PIK Note holders will agree to amend the PIK Notes.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2023, the Company received notice from NYSE American that NYSE American had halted trading in the Common Stock until the effectiveness of the Reverse Stock Split (as defined in Item 5.03 below) because the Common Stock was consistently selling at a low selling price per share in violation of Section 1003(f)(v) of the NYSE American Company Guide.

NYSE American informed the Company that it will attempt to reopen trading in the Common Stock on November 7, 2023, which is when the Common Stock is expected to begin trading on a post-split basis, provided that NYSE American no longer deems the selling price of the Common Stock to be too low. There can be no assurance that the Common Stock will resume trading on November 7, 2023, or at all.

To the extent required by this Item 3.01, the information set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2023, the Company amended its Second Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”), to implement a 1-for-10 reverse stock split, such that every 10 shares of Common Stock will be combined into one issued and outstanding share of Common Stock, with no change in the $0.0001 par value per share (the “Reverse Stock Split”).

The Reverse Stock Split will be effective at 4:01 p.m., Eastern Time, on November 6, 2023. The Company expects that upon the opening of trading on November 7, 2023, the Common Stock will begin trading on a post-split basis under CUSIP number 351471305, subject to NYSE American’s determination that the price of the Common Stock is not too low.

No fractional shares will be outstanding following the Reverse Stock Split. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number.

The foregoing description of the Charter Amendment is not complete and is subject to, and qualified in its entirety by, the complete text of the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated by reference herein.

To the extent required by this Item 5.03, the information set forth in Item 3.01 above is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this Current Report on Form 8-K, those factors include, but are not limited to: whether the Company and KR8 will enter into a definitive license agreement prior to November 15, 2023, or at all; whether the Company will develop one or more consumer health, wellness and longevity apps; whether any PIK Note holders will accelerate the debt due on their PIK Notes or exercise any other available remedies under the PIK Notes; whether the PIK Note holders will agree to amend the PIK Notes and the terms of any such amendments, if obtained; whether NYSE American will reopen trading in the Common Stock on November 7, 2023, or at all. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to Certificate of Incorporation of FOXO Technologies Inc. filed October 31, 2023.
10.1	Letter Agreement, dated October 29, 2023, by and between FOXO Technologies Inc. and KR8 AI Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: November 2, 2023	By:	/s/ Mark White
		Name:	Mark White
		Title:	Interim Chief Executive Officer

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